Exhibit 99.1

Thryv Hosts Investor Day, Announces SaaS Revenue Target
of $1 Billion in 2027

CEO Joe Walsh calls 2020s “The Decade of Small Business Automation” and says local firms across US and other developed countries are “ready to move to the cloud”

NEW YORK and DALLAS, April 5, 2022 – Thryv Chairman and CEO Joe Walsh will unveil his vision for “the decade of small business automation” and the future trajectory of SaaS revenues today at Thryv Holdings, Inc.’s (NASDAQ:THRY) Investor Day starting at 9 a.m. EDT at the Nasdaq MarketSite in Midtown Manhattan. The Thryv small business platform transforms the way local businesses run, by automating their day-to-day functions with cloud software they access from their smartphone, tablet or laptop.

In connection with the event, the company is announcing it is targeting SaaS revenue of $1 billion by 2027 and $4 billion by 2032. The company is also re-affirming first quarter and full year 2022 financial guidance ranges that it released on March 10, 2022.

“This is the decade that local, independent small businesses automate their operations and follow enterprises into the cloud,” said Walsh. “We put their office in their pocket so they can run their business from anywhere.  And what's exciting is that there are 10 times more small businesses than there are larger enterprises. The opportunity is so much bigger and, beyond that, more impactful to Main Street.”

The company will highlight Thryv’s continued dedication to ensuring small- to medium-sized businesses (SMBs) have access to the same types of tools that enterprise businesses use, scaled for the small business owner’s day-to-day needs. Today’s SMB owner needs a competitive advantage in a market where costs are increasing across the board – in the labor they hire, the supplies they buy, and even in the pay-per-click search advertising they purchase to acquire new customers. Thryv’s platform saves time and money for small business owners by automating time-consuming daily tasks and keeping their brand in front of customers and prospects via their smartphones.

Some key takeaways from Thryv’s Investor Day conference:

●	Centralized Inbox
○	A centralized platform to manage all aspects of their business in one dashboard
○	Expanded interoperability with other business tools
●	Hub by Thryv
○	It is being widely adopted by franchises - primarily service businesses with 10 to 100 locations
●	Canada
○	Thryv continues its international expansion, moving into Canada in Q1 2022
●	ThryvPay Enhancements
○	In the US, Thryv’s proprietary digital payment tool will see new enhancements by the end of 2022, including:
■	Branded hardware for card-present transactions

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261   thryv.com

■	ThryvPay Visa - giving business owners faster access to funds, segregating business and personal expenses, spending caps and expense tracking
■	Thryv Buy-Now-Pay-Later - enabling replacement versus repair as an option for the customer
○	ThryvPay will launch in Australia and Canada by the end of 2022
●	Centers
○	Thryv is unveiling its “Centers” strategy
■	Enables small business owners to purchase subscriptions by business function creating an expandable platform to meet evolving SMB demands.
○	Thryv’s current offering will soon be renamed Business Center
■	Including Customer Relationship Management (CRM), scheduling, a secure client portal and everything an SMB needs to run their business, day-to-day
○	The new Thryv Marketing Center, currently in beta, will launch in the second half of 2022.
■
It will include consented attribution for online engagement in conjunction with Business Center, multi-channel in-app digital advertising, real-time and transparent marketing analytics, and a suite of fully integrated marketing tools.

○	Thryv announced at least three additional centers are in various stages of active development and will debut at future dates.

Those that would like to join the webcast, starting at 9 a.m. EDT, can gain access here.

Thryv will also participate in Nasdaq’s Opening Bell Ringing Ceremony on April 6, 2022.

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Forward-Looking Statements
Some statements included in this release constitute forward-looking statements. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “project”, “target”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. Forward-looking statements provide current expectations with respect to our financial performance and future events with respect to our business and industry in general. Forward-looking statements are based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261   thryv.com

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (SMBs), franchises and agencies to grow and modernize their operations so they can compete and win in today’s economy. Over 46,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Charity Lacey
Gregory FCA
Office: 929.561.5991
thryv@gregoryfca.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

2200 West Airfield Dr., TX 29, P.O. Box 619810, D/FW Airport, TX 75261   thryv.com